                       Portions of this exhibit for which confidential treatment
                           has been requested are marked by brackets [ ] and the
                       pages on which they appear contain an asterick (*) in the
                                                        upper right hand corner.

                                                                    EXHIBIT 10.2

                                TRANSCEND(TM)                     TSA#__________


                     TELECOMMUNICATION SERVICES AGREEMENT
                     ------------------------------------


     This telecommunications Services Agreement (the "Agreement" or the "TSA") is entered into as of the 1st day of December, 1996, by and between WORLDCOM NETWORK SERVICES, INC. d/b/a WilTel, a Delaware corporation, with its principal office at One Williams Center, Tulsa, Oklahoma 74172 ("WilTel") and GTI TELECOM, INC. a ___________________ corporation, with its principal office at 507 N. New York Ave., Winter Park, FL ("Customer").

                                  WITNESSETH:

     WilTel agrees to provide and Customer agrees to accept switched telecommunications services and other associated services (collectively the "Services"), (i) as described in the Service Schedules identified herewith,
(ii) subject to the terms and conditions contained in this Agreement, including without limitation those terms and conditions contained in the Program Enrollment Terms ("PET") which are attached hereto and incorporated herein by reference, and (iii) in conformity with each Service Request (described below) which is accepted hereunder.

     In the event of a conflict between the terms of this Agreement, the PET, the Service Schedule and the Service Request(s), the following order of precedence will prevail: (1) PET, (2) Service Schedule, (3) this Agreement, and
(4) Service Request(s).

     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows;

1.   Service Term.
     ------------

     (A)  Effective Date  This Agreement shall commence as of the Effective Date
          --------------
     as described in the PET and shall continue for the period of time set forth in the PET (the "Service Term"). Upon the expiration of the Service Term, the Service in question will continue to be provided subject to termination by either party upon thirty (30) days prior written notice to the other party. Customer shall be liable for all charges associated with actual usage of the Services in question during the Service Term and any extension thereof.

     (B)  PET  The PET, as subscribed to by the parties, shall set forth the
          ---
     Discount Schedule applicable to charges for Switched Services due under this Agreement, Customer's minimum monthly commitment, if any, and other information necessary to provide the Services under this Agreement.

     (C)  Start of Service  WilTel's obligation to provide and Customer's
          ----------------
     obligation to accept and pay for non-usage sensitive charges for

                                   1 of 13

                                                                               *

     Services shall be binding to the extent provided for in this Agreement upon the submission of an acceptable Service Request to WilTel by Customer. Customer's obligation to pay for usage sensitive charges for Switched Services shall commence with respect to any Service as of the earlier of
     (i) the "Requested Service Date" set forth in each Service Request, or (ii) the date the Service in question is made available to Customer and used ("Start of Service"). Start of Service for particular Services shall be further described in the Service Schedule relevant to the Switched Services in question.

     (D)  Service Schedules  Services to be provided under this Agreement shall
          -----------------
     be described in the WilTel Service Schedule which is subscribed to by an authorized representative of WilTel and Customer (the "Service Schedule"). The Service Schedule shall become a part of this Agreement to the extent that it describes the particular services therefor, specific terms and other information necessary or appropriate for WilTel to provide such Service to Customer.

     (E)  Service Requests  Customer's requests to initiate or cancel Services
          ----------------
     shall be described in an appropriate WilTel Service Request ("Service Requests"). Service Requests may consist of machine readable tapes, facsimiles or other means approved by WilTel. Further, Service Requests shall specify all reasonable information, as determined by WilTel, necessary or appropriate for WilTel to provide the Service(s) in question, which shall include without limitation, the type, quantity and end point(s) (when necessary) of circuits comprising a Service Interconnection as described in the applicable Service Schedules, or automatic number identification ("ANI") information relevant to the Service(s), the Requested Service Date, and charges, if any, relevant to the Services described in the Service Request. After WilTel's receipt and verification of a valid Service Request for SWITCHED Service (as defined in the Service Schedule) requiring a change in the primary interexchange carrier ("PIC"), WilTel agrees to (i) submit the ANI(s) relevant to such Service Requests to the following local exchange carriers ("LECs") (with which WilTel currently has electronic interface capabilities) within ten (10) days: Ameritech, Bell Atlantic, BellSouth, Nynex, Pacific Bell, Southwestern Bell, US West, GTE and United, and (ii) submit the ANI(s) relevant to such Service Requests to those LECs with which WilTel does not have electronic interface capabilities within a reasonable time.

2.   Cancellation.
     ------------

     (A)  Cancellation Charge  At any time after the Effective Date, Customer
          -------------------
     may cancel this Agreement if Customer provides written notification thereof to WilTel not less than thirty (30) days prior to the effective date of cancellation. In such case (or in the event WilTel terminates this Agreement as provided in Section 8), Customer shall pay to WilTel all charges for Services provided through the effective date of such cancellation plus a cancellation charge (the "Cancellation Charge") equal
     to [     ] of
                                    2 of 13

     Customer's commitment(s), if any, (as described in the PET) that would have
                                        -----------------------
     become due for the unexpired portion of the Service Term.

     (B)  Liquidated Damages  It is agreed that WilTel's damages in the event
          ------------------
     Customer cancels this Agreement shall be difficult or impossible to ascertain. The provision for a cancellation charge in Subsection 2(A) above is intended, therefore, to establish liquidated damages in the event of a cancellation and is not intended as a penalty.

     (C)  Cancellation Without Charge  Notwithstanding anything to the contrary
          ---------------------------
     contained in Subsection 2(A) above, Customer may cancel this Agreement without incurring any cancellation charge if (i) WilTel fails to provide a network as warranted in Section 9 below; (ii) WilTels fails to deliver call detail records promptly based on the frequency selected by Customer (i.e., monthly, weekly or daily); or (iii) WilTel fails to submit ANI(s) relevant to such Service Requests to the LECs within the time period described in Subsection 1(E) above. Provided, however, Customer must give WilTel written notice of any such default and an opportunity to cure such default within five (5) days of the notice. In the event WilTel fails to cure any such default within the five-day period on more than three (3) occasions within any six (6) month period, Customer may cancel this Agreement without incurring any cancellation charge.

3.   Customer's End Users.
     --------------------

     (A)  End Users  Customer will obtain and upon WilTel's request provide
          ---------
     WilTel (within two (2) business days of the date of the request) a written Letter of Agency ("LOA") acceptable to WilTel [or with any other means approved by the Federal Communications Commission ("FCC")], for each ANI indicating the consent of the end users of Customer ("End Users") to be served by Customer and transferred (by way of change of such End User's designated PIC) to the WilTel network prior to order processing. Each LOA will provide, among other things, that the End Users have consented to the transfer being performed by Customer or Customer's designee. When applicable, Customer will be responsible for notifying End Users, in writing (or by any other means approved by the FCC) that (i) a transfer charge will be reflected on their LEC bill for effecting a change in their primary interexchange carrier ("PIC"), (ii) the entity name under which their interstate, intrastate and/or operator services will be billed (if different from Customer), and (iii) the "primary" telephone number(s) to be used for maintenance and questions concerning their long distance service and/or billing. Customer agrees to send WilTel a copy of the documentation Customer uses to satisfy the above requirements promptly upon request of WilTel. WilTel may change the foregoing requirements for Customer's confirming orders and/or for notifying End Users regarding the transfer charge at any time in order to conform with applicable FCC and state regulations. Provided, however, Customer will be solely responsible for ensuring that the transfer of End Users to the WilTel network conforms with applicable FCC and state regulations, including without limitation, the regulations established by the FCC with respect to verification of

                                   3 of 13

                                                                               *

     orders for long distance service generated by telemarketing as promulgated in 47 C.F.R., Part 64, Subpart K, section 64.1100 or any successor regulation(s).

     (B)  Transfer Charges/Disputed Transfers  Customer agrees that it is
          -----------------------------------
     responsible for (i) all charges incurred by WilTel to change the PIC of End Users to the WilTel network, (ii) all charges incurred by WilTel to change End Users back to their previous PIC arising from disputed transfers to the
     WilTel network plus an administrative charge equal [     ] of such charges,
     and (iii) any other damages suffered by or awards against WilTel resulting from disputed transfers.

     (C)  Excluded ANIs  WilTel has the right to reject any ANI supplied by
          -------------
     Customer for any of the following reasons: (i) WilTel is not authorized to provide or does not provide long distance services in the particular jurisdiction in which the ANI is located, (ii) a particular ANI submitted by Customer is not in proper form, (iii) Customer is not certified to provide long distance services in the jurisdiction in which the ANI is located, (iv) Customer is in default of this Agreement, (v) Customer fails to cooperate with WilTel in implementing reasonable verification processes determined by WilTel to be necessary or appropriate in the conduct of business, or (vi) any other circumstance reasonably determined by WilTel which could adversely affect WilTel's performance under this Agreement or WilTel's general ability to transfer its other customers or other end users to the WilTel network, including without limitation, WilTel's ability to electronically effect PIC changes with the LECs. In the event WilTel rejects an ANI, WilTel will notify Customer as soon as possible of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANI, and will not incur any further liability under this Agreement with regard to that ANI. Further, any ANI requested by Customer for Switched Services may be deactivated by WilTel if no Switched Services billings relevant thereto are generated in any three (3) consecutive calendar month/billing periods. WilTel will be under no obligation to accept ANIs within the three (3) full calendar month period preceding the scheduled expiration of the Service Term.

     (D)  Records  Customer will maintain documents and records ("Records")
          -------
     supporting Customer's re-sale of Switched Services, including, but not limited to, appropriate and valid LOAs from End Users for a period of not less than (twelve) 12 months or such other longer period as may be required by applicable law, rule or regulation. Customer shall indemnify WilTel for any costs, charges or expenses incurred by WilTel arising from disputed PIC selections involving Switched Services to be provided to Customer for which Customer cannot produce an appropriate LOA relevant to the ANI and PIC charge in question, or when WilTel is not reasonably satisfied that the validity of a disputed LOA has been resolved.

     (E)  Customer Service  Customer will be solely responsible for billing the
          ----------------
     End Users and providing the End Users with customer service. Customer agrees to immediately notify WilTel in the event an End User

                                   4 of 13

                                                                               *

     notifies Customer of problems associated with the Services, including without limitation, excess noise, echo, or loss of Service.

4.   Customer's Responsibilities.
     ---------------------------

     (A)  Expedite Charges  In the event Customer requests expedited Services
          ----------------
     and/or changes to Service Orders and WilTel agrees to such request, WilTel will pass through the charges assessed by any supplying parties (e.g., local access providers) for such expedited charges and/or changes to Service Orders involved at the same rate to Customer. WilTel may further condition its performance of such request upon Customer's payment of such additional charges to WilTel.

     (B)  Fraudulent Calls  Customer shall indemnify and hold WilTel harmless
          ----------------
     from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Services to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End User of the Services through Customer or an end user of the Services through Customer's distribution channels. Customer shall not be excused from paying WilTel for Services provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Services. In the event WilTel discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit WilTel from taking immediate action (without notice to Customer) that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Services to particular ANIs or terminating Services to or from specific locations.

5.   Charges and Payment Terms.
     -------------------------

     (A)  Payment  WilTel billings for Services hereunder are made on a monthly
          -------
     basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection 5 (D) below, Services shall be billed at the rates set forth in the PET and Service Requests, as the case may be. Discounts, if any, applicable to the rates for certain Services are set forth in the PET. Customer will pay all undisputed charges
     relative to each WilTel invoice for Services within [     ] days of the
     invoice date set forth on each WilTel invoice to Customer ("Due Date"). If payment is not received by WilTel on or before the Due Date, Customer shall
     also pay a late fee in the amount of the lesser of [     ] of the unpaid
     balance of the charges for Services rendered per month or the maximum lawful rate under applicable state law.

     (B)  Definitions    Time of day rate periods (including WilTel Recognized
          -----------
     National Holidays) will be as described in WilTel's F.C.C. Tariff No. 5.

     (C)  Taxes    Customer acknowledges and understands that WilTel computes
          -----
     all charges herein exclusive of any applicable federal, state or local

                                    5 of 13

                                                                               *
     use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against WilTel or Customer because of the Services furnished to Customer ("Additional Charges"). Customer shall pay such Additional Charges in addition to all other charges provided for herein.

     (D)  Modification of Charges  WilTel reserves the right to eliminate
          -----------------------
     Services and/or modify charges for Services (which charge modifications shall not exceed then-current generally available WilTel charges for
     comparable services), upon not less than [     ] days prior notice to
     Customer, which notice will state the effective date for the charge modification. In the event WilTel notifies Customer of the elimination of a particular Service and/or an increase in the charges, Customer may terminate this Agreement, without incurring a cancellation charge only with respect to the Services affected by the increase in charges. In order to cancel such Services, Customer must notify WilTel, in writing, at least
     [     ] days prior to the effective date of the increase in charges.
     Further, in the event Customer cancels its subscription to a particular Service as described in this Subsection 5(D), WilTel and Customer agree to negotiate in good faith concerning Customer's minimum monthly commitment, if any, described in the PET.

     (E)  Billing Disputes  Notwithstanding the foregoing, late fees shall apply
          ----------------
     (but shall not be due and payable for a period of [     ] days following
     the Due date therefor) for amounts reasonably disputed by Customer, provided Customer: (i) pays all undisputed charges on or before the Due Date, (ii) presents a written statement of any billing discrepancies to WilTel in reasonable detail on or before the Due Date of the invoice in question, and (iii) negotiates in good faith with WilTel for the purpose of
     resolving such dispute within said [     ] day period. In the event such
     dispute is resolved in favor of WilTel, Customer agrees to pay WilTel the
     disputed amounts together with any applicable late fees within [     ] of
     the resolution. In the event such dispute is resolved in favor of Customer, Customer will receive a credit for the disputed charges in question and the applicable late fees. In the event the dispute can not be resolved within
     such [     ] day period (unless WilTel has agreed in writing to extend such period) all disputed amounts together with late fees shall become due and payable, and this provision shall not be construed to prevent Customer from pursuing any available legal remedies. WilTel shall not be obligated to consider any Customer notice of billing discrepancies which are received
     by WilTel more than [     ] days following the Due Date of the invoice
     in question.

     (F)  Suspension of Service    In the event all undisputed charges due
          ---------------------
     pursuant to WilTel's invoice are not paid in full by the Due Date or disputed charges owned by Customer, if any, are not paid in full by the time specified as described in Subsection 5(E) above, WilTel shall have the
     right, after giving Customer [     ] days prior notice and opportunity to
     pay such charges, to suspend all or any portion of the Services to Customer ("Suspension Notice") until such time (designated

                                   6 of 13
     by WilTel in its Suspension Notice) as Customer has paid in full all undisputed charges then due to WilTel, including any late fees. Following such payment, WilTel shall reinstitute Services to Customer only when Customer provides WilTel with satisfactory assurance of Customer's ability to pay for Services (i.e., a deposit, letter of credit or other means acceptable to WilTel) and Customer's advance payment of the cost of reinstituting Services. If Customer fails to make the required payment by the date set forth in the Suspension Notice, Customer will be deemed to have canceled the Services suspended effective as of the date of suspension. Such cancellation shall not relieve Customer for payment of applicable cancellation charges as described in Section 2.

6.   Credit:  Customer's execution of this Agreement signifies Customer's
     ------
acceptance of WilTel's initial and continuing credit approval procedures and policies. WilTel reserves the right to withhold initiation or full implementation of Services under this Agreement pending WilTel's initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by WilTel, including, but not limited to, security for payments due hereunder in the form of a cash deposit or other means. WilTel reserves the right to modify its requirements, if any, with respect to any security or other assurances provided by Customer for payments due hereunder in light of Customer's actual usage when compared to projected usage levels upon which any security or assurance requirement was based.

7.   Creditworthiness:  If at any time there is a material adverse change in
     ----------------
Customer's creditworthiness, then in addition to any other remedies available to WilTel, WilTel may elect, in its sole discretion, to exercise one or more of the following remedies: (i) cause Start of Service for Services described in a previously executed Service Request to be withheld; (ii) cease providing Services pursuant to a Suspension Notice in accordance with Section 5(F); (iii) decline to accept a Service Request or other requests from Customer to provide Services which WilTel may otherwise be obligated to accept and/or (iv) condition its provision of Services or acceptance of a Service Request on Customer's assurance of payment which shall be a deposit or such other means to establish reasonable assurance of payment. An adverse material change in Customer's creditworthiness shall include, but not be limited to: (i) Customer's default of its obligations to WilTel under this or any other agreement with WilTel; (ii) failure of Customer to make full payment of all undisputed charges due hereunder on or before the Due Date on three (3) or more occasions during any period of twelve (12) or fewer months or Customer's failure to make such payment on or before the Due Date in any two (2) consecutive months; (iii) acquisition of Customer (whether in whole or by majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, which owes past due amounts to WilTel or any entity affiliated with WilTel or which is a materially greater credit risk than Customer; or (iv), Customer's being subject to or having filed for bankruptcy or insolvency proceedings or the legal insolvency or Customer.

8.   Remedies for Breach.  In the event Customer is in material breach of this
     -------------------
Agreement, including without limitation, failure to pay all undisputed

                                    7 of 13
charges due hereunder by thedate stated in the Suspension Notice described in Subsection 5 (F), WilTel shall have the right, after giving Customer five (5) days prior notice and opportunity to cure, and in addition to foreclosing any security interest WilTel may have, to (i) terminate this Agreement; (ii) withhold billing information from Customer; and/or (iii) contact the End Users (for whom calls are originated and terminated solely over facilities comprising the WilTel network) directly and bill such End Users directly until such time as WilTel has been paid in full for the amount owned by Customer. If Customer fails to make payment by the date stated in the Suspension Notice and WilTel, after giving Customer five (5) days prior notice, terminates this Agreement as provided in this Section 8, such termination shall not relieve Customer for payment of applicable cancellation charges as described in Section 2 above.

9.   Warranty.  WilTel will use reasonable efforts under the circumstances to
     --------
maintain its overall network quality. The quality of Services provided hereunder shall be consistent with telecommunications common carrier industry standards, government regulations and sound business practices. WILTEL MAKES NO OTHER WARRANTIES ABOUT THE SERVICES PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

10.  Liability; General Indemnity; Reimbursement.
     -------------------------------------------

     (A)  Limited Liability  IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO
          -----------------
      THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

     (B)  General Indemnity  In the event parties other than Customer (e.g.,
          -----------------
      Customer's End Users) shall have use of the Services through Customer, then Customer agrees to forever indemnify and hold WilTel, its affiliated companies and any third-party provider or operator of facilities employed in provision of the Services harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which those parties may assert arising out of or relating to any defect in the Services.

     (C)  Reimbursement  Customer agrees to reimburse WilTel for all reasonable
          -------------
      costs and expenses incurred by WilTel due to WilTel's direct participation (either as a party or witness) in any administrative, regulatory or criminal proceeding concerning Customer if WilTel's involvement in said proceeding is based solely on WilTel's provision of Services to Customer.

11.  Force Majeure.  If WilTel's performance of this Agreement or any obligation
     -------------
hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United

                                   8 of 13

States government, or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, or supplier failure, shortage, breach or delay, then WilTel shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. WilTel shall use reasonable efforts under the circumstances to avoid or remove such causes or nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

12.  State Certification.  Customer warrants that in all jurisdictions in
     -------------------
which it provides long distance services that require certification, it has obtained the necessary certification from the appropriate governmental authority. Further, if required by WilTel, Customer agrees to provide proof of such certification acceptable to WilTel. In the event Customer is prohibited, either on a temporary or permanent basis, from continuing to conduct its telecommunications operations in a given state, Customer shall (i) immediately notify WilTel by facsimile, and (ii) send written notice to WilTel within twenty-four (24) hours of such prohibition.

13.  Interstate/Intrastate Service.  Except with respect to Services
     -----------------------------
specifically designated as intrastate Services or international Services, the rates provided to Customer in a Service Schedule are applicable only to Services if such Services are used for carrying interstate telecommunications (i.e., Services subject to FCC jurisdiction). WilTel shall not be obligated to provide Services with end points within a single state or Services which originate/terminate at points both of which are situated within a single state. In those states where WilTel is authorized to provide intrastate service (i.e., telecommunications transmission services subject to the jurisdiction of state regulatory authorities), WilTel will, at its option, provide intrastate Services pursuant to applicable state laws, regulations and applicable tariff, if any, filed by WilTel with state regulatory authorities as required by applicable law.

14.  Authorized Use of WilTel Name.  Without WilTel's prior written consent,
     -----------------------------
Customer shall not (i) refer to itself as an authorized representative of WilTel whenever it refers to the Services in promotional, advertising or other materials, or (ii) use WilTel's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials. Additionally, Customer shall provide to WilTel for its prior review and written approval, all promotions, advertising or other materials or activity using or displaying WilTel's name or the Services to be provided by WilTel. Customer agrees to change or correct, at Customer's expense, any such material or activity which WilTel, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable. Customer is explicitly authorized to only use the following statements in its sales literature or if in response to the inquiry by Customer's end user: (i) "Customer utilizes the WilTel network", (ii) "Customer utilizes WilTel's facilities", (iii) "WilTel provides only the network facilities", and (iv) "WilTel is our network services provider".

                                   9 of 13

15.  Notices.  Notices under this Agreement shall be in writing and delivered to
     -------
the person identified below at the offices of the parties as they appear below or as otherwise provided for by proper notice hereunder. Customer shall notify WilTel in writing if Customer's billing address is different than the address shown below. The effective date for any notice under this Agreement shall be the date of actual receipt of such notice by the appropriate party, notwithstanding the date of mailing or transmittal via hand delivery or facsimile.

If to WilTel:            WorldCom Network Services, Inc.
                         One Williams Center, 28th Floor
                         Tulsa, OK 74172
                         Attn:  Carrier Sales Dept.

If to Customer:          GTI Telecom, Inc.
                         507 N. New York Ave.
                         Winter Park, FL
                         Attn:
                         Telephone No.
                         Fax No.:

16.  No-Waiver.  No term or provision of this Agreement shall be deemed waived
     ---------
and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. A consent to waiver of or excuse for a breach or default by either party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

17.  Partial Invalidity:  Government Action.
     --------------------------------------

     (A)  Partial Invalidity  If any part of any provision of this Agreement or
          ------------------
     any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, rule or regulation, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions of this Agreement. In such event, Customer and WilTel will negotiate in good faith with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

     (B)  Government Action    Upon thirty (30) days prior notice, either party
          -----------------
     shall have the right, without liability to the other, to cancel an affected portion of the Service if any material rate or term contained herein and relevant to the affected Service is substantially changed (to the detriment of the terminating party) or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, the FCC, or other local, state or federal government authority of competent jurisdiction.

                                   10 of 13

18.  Exclusive Remedies.  Except as otherwise specifically provided for herein,
     ------------------
the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

19.  Use of Service.  Upon WilTel's acceptance of a Service Request hereunder,
     --------------
WilTel will provide the Services specified therein to Customer upon condition that the Services shall not be used for any unlawful purpose. The provision of Services will not create a partnership or joint venture between the parties or result in a joint communications service offering to any third parties, and WilTel and Customer agree that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement which is not subject to the filing requirements of Section 211(a) of the Communications Act of 1934 (47 U.S.C.
(S) 211 (a)) as implemented in 47 C.F.R. section 43.51.

20.  Choice of Law; Forum.
     --------------------

     (A)  Law    This Agreement shall be construed under the laws of the State
          ---
     of Oklahoma without regard to choice of law principles.

     (B)  Forum    Any legal action or proceeding with respect to this Agreement
          -----
     may be brought in the Courts of the State of Oklahoma in and for the County of Tulsa or the United States of America for the Northern District of Oklahoma. By execution of this Agreement, both Customer and WilTel hereby submit to such jurisdiction, hereby expressly waiving whatever rights may correspond to either of them by reason of their present or future domicile. In furtherance of the foregoing, Customer and WilTel hereby agree to service by U.S. Mail at the notice addresses referenced in Section 15. Such service shall be deemed effective upon the earlier of actual receipt or seven (7) days following the date of posting.

21.  Proprietary Information.
     -----------------------

     (A)  Confidential Information   The parties understand and agree that the
          ------------------------
     terms and conditions of this Agreement (but not the existence thereof), all documents referenced herein (including invoices to Customer for Services provided hereunder), communications between the parties regarding this Agreement or the Services to be provided hereunder (including price quotes to Customer for any Services proposed to be provided or actually provided hereunder), as well as such information relevant to any other agreement between the parties (collectively "Confidential Information"), are confidential as between Customer and WilTel.

     (B)  Limited Disclosure    A party shall not disclose Confidential
          ------------------
     Information unless subject to discovery or disclosure pursuant to legal process, or to any other party other than the directors, officers, and employees of a party or a party's agents including their respective attorneys, consultants, brokers, lenders, insurance carriers or bona fide prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure

                                11 of 13
     hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

     (C)  Press Releases  Except as provided in Section 14 below, the parties
          --------------
     further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Services provided hereunder or in which a party desires to mention the name of the other party or the other party's parent or affiliated company(ies), will be submitted to the non-publishing party for its written approval prior to publication.

     (D)  Survival of Confidentiality  The provisions of this Section 21 will be
          ---------------------------
     effective as of the date of this Agreement and remain in full force and effect for a period which will be the longer of (i) one (1) year following the date of this Agreement, or (ii) one (1) year from the termination of all Services hereunder.

22.  Successors and Assignment.  This Agreement shall be binding upon and
     -------------------------
inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that Customer shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of WilTel, which consent shall not be unreasonably withheld or delayed, and further provided that any assignment or transfer without such consent shall be void.

23.  General.
     -------
    (A)  Survival of Terms  The terms and provisions contained in this Agreement
         -----------------
    that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.

    (B)  Headings  Descriptive headings in this Agreement are for convenience
         --------
    only and shall not affect the construction of this Agreement.

    (C)  Industry Terms  Words having well-known technical or trade meanings
         --------------
    shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

    (D)  Rule of Construction  No rule of construction requiring interpretation
         --------------------
    against the drafting party hereof shall apply in the interpretation of this Agreement.

                                   12 of 13

24.  Entire Agreement.  This Agreement consists of (i) all the terms and
     ----------------
conditions contained herein, and, (ii) all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Services shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Customer and WilTel.

     IN WITNESS WHEREOF, the parties have executed this Telecommunications Services Agreement on the date first written above.


WORLDCOM NETWORK SERVICES, INC.            GTI TELECOM, INC.
d/b/a WilTel


By: /s/ Greg Frikor                        By: /s/ William R. Harger
    --------------------------------           --------------------------------
             (Signature)                                (Signature)

    Greg Frikor                                William R. Harger
------------------------------------       ------------------------------------
             (Print Name)                               (Print Name)

    Regional Sales Manager                     President
------------------------------------       ------------------------------------
             (Title)                                    (Title)

                                   13 of 13

                       Portions of this exhibit for which confidential treatment has been requested are marked by brackets [ ] and the pages on which they appear contain an asterick (*) in the upper right hand corner.

                                                                               *

                                 TRANSCEND(TM)

                           PROGRAM ENROLLMENT TERMS
                           ------------------------

     These Program Enrollment Terms ("PET") are made by and between WorldCom Network Services, Inc. d/b/a WilTel ("WilTel") and GTI Telecom, Inc. ("Customer") and are a part of their agreement for switched services, more particularly identified as TSA#_____ - __________ (the "TSA"). In accordance with the TSA, charges to Customer for Service obtained thereunder shall be subject to the charges and discounts set forth below and the TSA shall be deemed to include all of the terms and conditions set forth herein. The TSA, this PET and the Service Schedule are collectively referred to as the "Agreement".

1.   SERVICE TERM:  [     ] months.  For purposes of this Agreement (i)
     if Customer has an existing switched services agreement with a member of the WilTel Group (as defined in Section 5 below), the "Effective Date" will be the 1st day of the month following twenty-one (21) days after this Agreement has been fully executed by both parties and Customer has received a satisfactory credit review and approval from WilTel's Credit Department pursuant to Section 6 of the TSA, and all security documentation, if any, required by WilTel has been properly executed and delivered to WilTel (collectively, the "Credit Review"), and (ii) if Customer does not have an existing switched services agreement with a member of the WilTel Group, the "Effective Date" will be the date this Agreement has been fully executed by both parties and the Credit Review has been completed. WilTel will not be obligated to accept any Service Request under this Agreement if Customer's initial Service Request is (i) not submitted by Customer within thirty (30) days of the date of this PET, and (ii) not subject to a Requested Service Date within ninety (90) days of the Effective Date.

2.  RATES:    Rates for Services hereunder will be generally comprised of the following charges, if applicable: (i) local exchange company ("LEC") charges (including without limitation, access charges, egress charges, SMS 800 queries, etc.), (ii) domestic transport charges (i.e., transport within the continental United States), (iii) if applicable Non-Mainland transport charges or International transport charges, and (iv) applicable surcharges (e.g., directory assistance).

    (A)     DOMESTIC TRANPORT CHARGES.

         (1) "Domestic Transport Charges" are based on the location (i.e., Tier A, Tier B or Tier C) of the originating and terminating local access transport areas ("LATAs") (excluding TRAVEL CARD Service). A list of the LATAs comprising Tier A,

                                    1 of 14

                                                                               *

         Tier B and Tier C LATAs is shown on Schedule "1" attached hereto and incorporated herein by reference which Schedule "1" may be amended from time to time by WilTel. The Domestic Transport Charge will be assessed on all completed or answered calls and will be based upon the number of
         originating seconds. Transport Charges will be billed in [     ]
         increments and will be subject to a [     ] minimum charge. The
         Transport Charge for each Tier (the "Tier Charge") relative to each Service is shown below:

         (2) The Tier Charges for SWITCHED ACCESS Service and DEDICATED ACCESS Service calls (regardless of jurisdiction or time of day) within the continental United States are shown below. With respect to SWITCHED ACCESS Service and DEDICATED ACCESS Service calls within the continental United States, the Domestic Transport Charge will be comprised of an originating Tier Charge and a terminating Tier Charge.

                       Tier A           [     ]
                       Tier B           [     ]
                       Tier C           [     ]

         Example:   Assume a call originated in a Tier A LATA and terminates in
         a Tier B LATA. The Transport Charge will be [     ] comprised of the
         originating Tier Charge [     ] and the terminating Tier Charge
         [     ].

         With respect to calls from the continental United States to Alaska, Hawaii, Puerto Rico, the United States Virgin Islands and Canada ("Non-Mainland"), or to an International location, the Domestic Transport Charger will be comprised of the applicable originating Tier Charge and the terminating Tier Charge which will be deemed to be Tier A. With respect to 800 calls (and 1 + calls from Hawaii only) from a Non-Mainland location to the continental United States, the Domestic Transport Charge will be comprised of the originating Tier Charge which will be deemed to be Tier A and the applicable terminating Tier Charge.

         (3) The Tier charges for Carrier TERMINATION Service calls (regardless of jurisdiction or time of day) within the continental United States or from the continental United States to an International location are shown below. The Domestic Transport Charge will be comprised of the applicable Tier Charge based on the Tier to which the call is terminated.

                       Tier A           [     ]
                       Tier B           [     ]
                       Tier C           [     ]

         (4) The Tier Charges for Carrier 800 ORIGINATION Service calls (regardless of jurisdiction or time of day) within the

                                    2 of 14

                                                                               *

         continental United States are shown below. The Domestic Transport Charge will be comprised of the applicable Tier Charge based on the Tier from which the call is originated.

                       Tier A           [     ]
                       Tier B           [     ]
                       Tier C           [     ]

         (5) With respect to Directory Assistance calls within the continental United States and to Canada, the Domestic Transport Charge will be comprised of the applicable originating Tier Charge and the terminating Tier Charge which will be deemed to be Tier A.


    (B)  NON-MAINLAND TRANSPORT CHARGES.

         (1) With respect to calls originating in the continental United States and terminating to a Non-Mainland location (including directory assistance calls to Canada), the following "Non-Mainland Transport Charges" will apply in addition to any applicable Domestic Transport Charge as described in Subsection 2(A) above:

            Non-Mainland Location       Non-Mainland Transport Charge
            ---------------------       -----------------------------
            Alaska                              [     ]
            Hawaii                              [     ]
            Puerto Rico                         [     ]
            US Virgin Islands                   [     ]
            Canada                              [     ]

         (2) With respect to 800 calls (and 1 + calls from Hawaii only) originating from a Non-Mainland location and terminating to the continental United States, the following Non-Mainland Transport Charges will apply in addition to any applicable Domestic Transport Charge as described in Subsection 2(A) above:

            Non-Mainland Location       Non-Mainland Transport Charge
            ---------------------       -----------------------------
            Alaska                              [     ]
            Hawaii                              [     ]
            Puerto Rico                         [     ]
            US Virgin Islands                   [     ]
            Canada                              [     ]

                                    3 of 14

                                                                               *

    (C)  INTERNATIONAL TRASPORT CHARGES.

         (1) Commencing with the Effective Date describe in Section 1 above, with respect to calls originating in the continental United States and terminating to an International location (i.e., other than a Non-Mainland location), subject to Subpart (2) below, the "International Transport Charge" will be deemed to correspond with the level of applicable charges shown on Schedule "2" attached hereto and
         incorporated herein by reference based on [     ] of Customer's
         Commitment described in Subsection 4(A) below (rounded down to the nearest International Revenue Level). In the event (i) Customer elects a Month-to-Month Service Term, or (ii) Customer's Commitment is less
         than [     ], Customer's International Transport Charge will
         correspond with the applicable level of "Base International Charges" shown on Schedule "2".

         Example:   Assume Customer's Commitment is [     ]. Customer's
         applicable International Transport Charge would be deemed to correspond
         with the [     ] level [     ], rounded down to the nearest level).

         (2) Subject to modification as described in Subpart (3) below, Customer may elect at any time during the Service Term to designate one of the International Monthly Revenue Levels described on Schedule "2" ("Customer's International Sub-Commitment") which Customer agrees to maintain on a take-or-pay basis for the remainder of the Service Term ("International Commitment Period"). For purposes of this Agreement, the "International Monthly Revenue Level" will be comprised of Customer's gross (i.e., prior to the application of discounts) (i) Transport Charges (i.e., Domestic, Non-Mainland and International) associated with a call to an International location (i.e., other than a Non-Mainland location and specifically excluding Mexico and Canada),
         (ii) LEC Charges, if any, associated with a call to an International location, and (iii) TRAVEL CARD Service charges associated with a call to an International location. In the event Customer selects an International Sub-Commitment, Customer's International Transport Charge will correspond with the application charges shown on Schedule "2" based on Customer's International Sub-Commitment.

         (3) At any time during the Service Term of this Agreement, Customer may modify Customer's International Sub-Commitment ("Customer's Modified International Sub-Commitment") for the remainder of the International Commitment Period by notifying WilTel in writing. Commencing with the first day of the month following at least thirty
         (30) days after WilTel receives the notice described herein,
         (i) Customer's Modified International Sub-Commitment will be effective, and (ii) Customer's International Transport Charge will correspond with the

                                    4 of 14

                                                                               *

         applicable charges shown on Schedule "2" based on Customer's Modified International Sub-Commitment.

         (4) In the event Customer does not maintain Customer's International Sub-Commitment (or Customer's Modified International Sub-commitment, if applicable) in any month during the International Commitment Period, then for those month(s) only, Customer will pay WilTel the difference between Customer's International Sub-Commitment (or Customer's Modified International Sub-Commitment) and Customer's actual International Monthly Revenue Level as defined above (the "International Deficiency Charge"). The International Deficiency Charge is in addition to the Deficiency Charge described in Subsection 4(B) below, if any, and will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's International Sub-Commitment for the unexpired portion of the International Commitment Period if WilTel terminates this Agreement based on Customer's default.

    (D)  LEC CHARGES.

         (1) "LEC Charges" include Access Charges, Egress Charges and SMS 800 queries. "Access Charges" and "Egress Charges" are per minute costs determined by WilTel between the applicable WilTel point of presence and the terminating or originating point, and rated at the applicable end office (NPA-NXX) level using switched tandem access rates and charges (excluding TRAVEL CARD Service). Directory Assistance calls will only be assessed the applicable Access Charge. Customer will also
         pay WilTel a [     ] administrative charge which is assessed
         on the total of Customer's monthly LEC Charges. The NPA-NXX is generally identified by the end user's automated number identification ("ANI"); provided, however, in the event there is not an identified originating ANI, the NPA-NXX will be assigned based on WilTel's originating trunk group. The terminating NPA-NXX will be identified by the dialed number; provided, however, in the event there is not an identified dialed number, the NPA-NXX will be assigned based on WilTel's terminating trunk group.

         (2) The per minute rates utilized by WilTel in determining the applicable Access Charges and Egress Charges are described in the local exchange carrier's ("LECs") applicable tariffs and are exclusive of any discounts based on minute or term commitments. The Access Charges and Egress Charges may include, without limitation, the components and elements described below; provided, however, the terminology with respect to these components and elements may vary among LECs. The Access Charges and Egress Charges will be calculated taking into effect whether the call is interstate, intrastate or intraLATA, the direction of

                                    5 of 14

                                                                               *

         the call (i.e., whether originating or terminating), whether the call is premium or nonpremium (if applicable), the mileage, the meet point (if applicable) and the call type (i.e., 1 + or 800). WilTel may also apply any other rating elements which are assessed by the LECs or third parties (e.g., regulatory fee assessments or non-standard LEC access components) whether such charges are based per access line, per business line, per market share, per call, etc. (e.g., the Arkansas Carrier Common Line charge which is assessed by a regulatory body and allocated to the LECs). With respect to those LECs utilizing a "time of day" differential (i.e., Day/Nonday, Day/Evening/Night, etc.) WilTel will only use the "Day" rate provided by the LECs.

    Component                                Elements
    ---------                                --------

    Carrier Common Line                      Originating
                                             Terminating


    End Office                               Local Switching
                                             Equal Access Recovery
                                             Information Surcharge


    Local Transport                          Termination
                                             Tandem Switching
                                             Facility
                                             Interconnection


    Entrance Facility                        DS-3 (month-to-month electrical)
                                             Multiplexer (3/1 month-to-month)

         (3) The Access Charges and Egress Charges are generally applied on a per minute basis except for (i) the Local Transport Facility charge which is based on minutes and mileage, and (ii) the Entrance Facility rate and Multiplexer rate which are flat monthly rates which are converted by WilTel to a cost per minute basis by dividing the applicable DS-3 flat rate or the multiplexer rate as found in the
         applicable LEC tariff by [     ] WilTel reserves the right to convert
         any other flat rates assessed by the LECs into per minute charges. Upon thirty (30) days' prior written notice, WilTel may also charge Customer for other charges it is assessed by any LEC or the SMS 800 database administrator for 800 number service (e.g., National Exchange Carrier Association (NECA) charges, etc.).

    Example:  Assume the applicable LEC tariffed rate (i) for entrance facility
    charges is [     ] per DS-3, and (ii) for muxing is [     ] per 3/1 mux. The
    Entrance Facility rate will be

                                    6 of 14

                                                                               *

    [     ] and the Multiplexer rate will be [     ].

         (4) Access charges will commence when the call is originated and will end when the call is disconnected. Customer will be assessed Access Charges even if a call is not completed. Egress Charges will commence when the call is answered and will end when the call is disconnected. Access Charges and Egress Charges will not apply with respect to dedicated access originations or terminations, respectively.

    (E)  TRANSCEND(TM) MANAGER:

         WilTel agrees to provide Customer, at no cost to Customer, a windows-based software program entitled "Transcend(TM) Manager" which will include, among other things, the Transcend(TM) Database (as described herein) and various management reports. The "Transcend(TM) Database" will contain the applicable Access Charges and Egress Charges determined by WilTel at each LEC end office. The Database will be updated periodically to take into account any tariff changes by the various LECs ("Tariff Changes"). Tariff Changes received by WilTel on or before the fifteenth (15th) day of a month and effective as of the first day of the following month or thereafter, will be incorporated into the TranscendTM Database by the first day of the month following WilTel's receipt thereof or the date such Tariff Changes are effective, whichever is later.

    (F)  DIRECTORY ASSISTANCE SURCHARGE:

         Directory assistance calls in the continental United States will be
         assessed a surcharge of [     ] in addition to any applicable Domestic
         Transport Charge as described in Subsection 2(A) above. Directory
         assistance calls to Canada will be assessed a surcharge of [     ] in
         addition to any applicable Domestic Transport Charge as described in Subsection 2(A) above and the applicable Non-Mainland Transport Charge as described in Subsection 2(B) above.

    (G)  TRAVEL CARD SERVICE RATES:

         (1)  Basic Interstate TRAVEL CARD Service Rates Per Minute: [     ]
         Day, [     ] Nonday.

         (2) Basic Intrastate TRAVEL CARD Service Rates Per Minute [NOT SUBJECT TO DISCOUNT]: SEE ATTAHCED INTRASTATE SWITCHED ACCESS RATE SCHEDULE FOR BASIC TRAVEL CARD SERVICE.

                                    7 of 14

                                                                               *

         (3) International TRAVEL CARD Service Rates Per Minute [NOT SUBJECT TO DISCOUNT]: SEE ATTAHCED INTERNATIONAL SWITCHED ACCESS RATE SCHEDULE FOR BASIC TRAVEL CARD SERVICE. International TRAVEL CARD Service calls from the domestic United States to International locations (other than
         Canada) are subject to a surcharge of [     ] per call.

         (4)  TRAVEL CARD Service Rate Per Minute from the domestic United
         States to Canada [NOT SUBJECT TO DISCOUNT]: [     ] Day, [     ]
         Nonday. TRAVEL CARD Service calls form the domestic United States to
         Canada are subject to a surcharge of [     ] per call.

         (5)  TRAVEL CARD Service Rates Per Minute from Canada to the domestic
         United States [NOT SUBJECT TO DISCOUNT]: [     ] Day, [     ] Nonday.
         TRAVEL CARD Service calls from Canada to the domestic United States are
         subject to a surcharge of [     ] per call.

         (6)  Enhanced TRAVEL CARD Service Pricing [NOT SUBJECT TO DISCOUNT]:
         Enhanced features to the TRAVEL CARD Service are available as described in the attached schedule for Enhanced TRAVEL CARD Service Pricing.

         (7)  TRAVEL CARD Service Discount Schedule:

         SERVICE TERM

         [                                                         ]
         [                                                         ]
         [                                                         ]
         [                                                         ]
         [                                                         ]
         [                                                         ]

                    (a)  As defined in Subsection 3(A) above.

         (8)  If Customer's Commitment as described herein is at least [     ],
         the percentages shown in the TRAVEL CARD Service Discount Schedule
         above will be increased by [     ]; if Customer's commitment as
         described herein is at least [     ], the percentages shown in the
         TRAVEL CARDS Service Discount Schedule above will be increased by
         [     ]; if Customer's commitment as described herein is at least
         [     ], the percentages shown in the TRAVEL CARD Service Discount
         Schedule above will be increased by [     ]; if Customer's Commitment
         as described herein is at least [     ], the percentages shown in the
         TRAVEL CARD Service Discount Schedule above will be increased by
         [     ].

                                    8 of 14

                                                                               *

2.  DISCOUNTS:

    (A) For purposes of this Agreement Customer "Monthly Revenue Level" will be comprised of Customer's gross (i.e., prior to the application of any discounts) (i) Transport Charges (i.e., Domestic, Non-Mainland and International); (ii) LEC charges; (iii) Directory Assistance
    surcharges; (iv) TRAVEL CARD Service charges; (v) [     ] times
    Customer's first [     ] of monthly recurring private line
    interexchange service charges (including both domestic and
    international) from WilTel; (vi) [     ] times Customer's second
    [     ] of monthly recurring private line interexchange service
    charges (including both domestic and international) from WilTel; and,
    (vii) Customer's monthly recurring private line interexchange service charges (including both domestic and international) from WilTel in
    excess of [      ]. Customer's Monthly Revenue Level will not include
    any pro rata charges, ancillary or special feature charges, such as, Authorization codes or CDR Tapes, or any other charges other than those identified by the relevant WilTel invoice as monthly recurring private line interexchange service charges or the switched service charges specifically mentioned in this Subsection (A).

    (B)  Commencing with the Effective Date and continuing through the end of the Service Term (the "Commitment Period"), Customer will receive the applicable discount percentage (the "Discount") as determined by the applicable Discount Schedules shown in Subsections (C) and (D)
    below. The Discount will only be applied to Customer's Domestic
    Transport Charges as described in Subsection 2(A) above and Customer's Non-Mainland Transport Charges to Non-Mainland locations (excluding
    Canada). The Discount will be determined by dividing the number of
    months in the Service Term divided by twelve (12). [                 ]
    Customer will automatically receive the next higher discount when Customer's eligible Monthly Revenue Level reaches the next level.

    (C) DISCOUNT SCHEDULE - TERMINATION Service, 800 ORIGINATION Service, SWITCHED ACCESS Service and DEDICATED ACCESS Service to Non-Mainland locations only (excluding Canada).

    [                                                               ]
    [                                                               ]
    [                                                               ]
    [                                                               ]
    [                                                               ]
    [                                                               ]
    [                                                               ]
    [                                                               ]

                                   9 of 14

                                                                               *

   *  Requires at least one (1) DS-1 circuit comprising a Service
   Interconnection as defined in the Service Schedule with respect to TERMINATION Service and/or 800 ORIGINATION Service.

    (D)  DISCOUNT SCHEDULE-SWITCHED ACCESS Service and DEDICATED
         ACCESS Service (1+ and 800) within the continental United States.

    [                                                            ]
    [                                                            ]
    [                                                            ]
    [                                                            ]
    [                                                            ]
    [                                                            ]
    [                                                            ]
    [                                                            ]

    * Requires a minimum of one (1) DS-1 circuit comprising a Service Interconnection as defined in the Service Schedule with respect to TERMINATION Service and/or 800 ORIGINATION Service.

    (E) If Customer's Minimum Commitment (as described in Section 4 below) is at least the amount shown in the Schedule below, all of the respective percentages in the applicable Discount Schedules (depending on the Service Term selected by Customer) will be increased by the respective amounts shown below. Customer will receive the percentage shown in the Discount Schedule associated with Customer's Minimum Commitment and Service Term commencing with the Effective Date regardless of Customer's actual Monthly Revenue Level.

         (1) DISCOUNT SCHEDULE - TERMINATION Service, 800 ORIGINATION Service, SWITCHED ACCESS Service and DEDICATED ACCESS Service to Non-Mainland locations only (excluding Canada).

                    Minimum           Increase In
                   Commitment         Discount %
                   ----------         ----------
                   [                        ]
                   [                        ]
                   [                        ]
                   [                        ]
                   [                        ]
                   [                        ]

                                   10 of 14

                                                                               *
         (2) DISCOUNT SCHEDULE - SWITCHED ACCESS Service and DEDICATED
             ACCESS Service (1+ and 800).

                    Minimum          Increase In
                   Commitment        Discount %
                   ----------        -----------
                   [                        ]
                   [                        ]
                   [                        ]
                   [                        ]
                   [                        ]
                   [                        ]

    Example:  Customer's Commitment as described in Section 4 below is [     ]
    for a [     ] Service Term. Customer's Discount percentage for the Services
    described in Subsection (C) above will be [     ] and Customer's
    Discount percentage for the Services described in Subsection (D) above will
    be [     ]. If Customer's actual Monthly Revenue Level is [     ].
    Customer's Discount percentage for the Services described in Subsection (C)
    above will be [     ] and Customer's Discount percentage for the
    Services described in Subsection (D) above will be [     ].

    F) During the Service Term of the Agreement, accumulated credits derived from the applicable Discounts will be applied in arrears commencing with the first day of the month following the Effective Date, that is, the Discount will be applied so those charges as described in Subsection 3(B) above for the preceding month (the "Discount Period"). The initial Discount Period shall include any partial calendar month following Start of Service, or such other time basis as may be mutually determined by the parties.

    G) Each Discount will result in the application of a credit obtained during the Discount Period to the WilTel invoice to Customer relevant to the billed measured Switched Service for the calendar month next following the completion of each Discount Period, provided Customer has paid undisputed
                                        --------
    charges (including any late fees, if applicable) for that month and has not otherwise been subject to a Suspension Notice in accordance with the Agreement. Failure of Customer to comply with the foregoing provision shall result in no credit for the Discount Period in question.

4.  CUSTOMER'S COMMITMENT/DEFICIENCY CHARGE:

    A) Commencing as of the Effective Date and continuing through the end of the Service Term or any extension thereof (the "Commitment Period"), Customer agrees to maintain, on a take-or pay-basis, Monthly Revenue of at
    least [     ] ("Customer's Commitment"). If Customer's Commitment is less
    than [     ], Customer must maintain a minimum of (1) DS-1 circuit
    comprising a Service Interconnection as defined in the Service Schedule with respect to TERMINATION Service and/or 800 ORIGINATION Service.

    B) In the event Customer does not maintain Customer's Commitment in any month during the Commitment Period, then for those month(s) only, Customer will pay WilTel the difference between Customer's Commitment and

                                   11 of 14

                                                                               *
    Customer's actual Monthly Revenue Level as described in Subsection 3 (A) (the "Deficiency Charge"). The Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's Commitment for the unexpired portion of the Term if WilTel terminates the Agreement based on Customer's default.

    C) Notwithstanding anything to the contrary contained herein, as soon as the total of Customer's aggregate Monthly Revenue equals at least
    [     ] commencing with charges incurred by Customer on or after the
    Effective Date, Customer may elect to terminate Customer's Commitment, by notifying WilTel, in writing, which notice shall state the effective date of such termination which shall not be less than ninety (90) days from the date of such notice and in all cases shall be the first day of a calendar month. Commencing with the effective date of Customer's termination as provided in this Subsection (C) and continuing thereafter through the scheduled expiration of the Service Term and any extensions thereof, (i) Customer will not be subject to any Deficiency charge as described in Subsection 4(B) above and (ii) Customer's discount will be determined in accordance with the Discount Schedules shown in subsections 3(C) and 3(D) above based on a
    Service Term of [     ] months and a Customer Commitment of [     ].

5.  OTHER AGREEMENTS:     In consideration of the rates and discounts offered
    hereunder to Customer as well as the unique and special pricing elements, Customer acknowledges and agrees that this Agreement and the Services described herein may not be combined with any other products or services offered by WilTel, WilTel's parent company or WilTel's affiliates. Therefore, Customer acknowledges and agrees that:

    (A) As of the Effective Date of this Agreement, (i) all switched telecommunications services ("Existing Services") offered by WilTel (formerly WilTel, Inc.), WilTel's parent company, WorldCom, Inc. (formerly LDDS Communications, Inc.) or any of WilTel's affiliates, including without limitation, IDB WorldCom Services, Inc. (hereinafter referred to as the "WilTel Group"), which are currently being provided Customer (which for purposes of this Section 5 will include Customer's parent company, Customer's subsidiaries and any other entities under common control with Customer; hereinafter referred to as the "Customer Group") pursuant to existing service agreements ("Existing Agreements") will be canceled and no longer in force or effect except for charges or credits due for Existing Services rendered as of the Effective Date of this Agreement and provisions intended to survive termination, such as limitation of liability, indemnification and confidentiality, and (ii) all Existing Services provided a member of the Customer Group by a member of the WilTel Group will be provisioned under the terms and conditions of this Agreement. Simultaneous with the execution of this Agreement, if applicable, Customer shall cause all members of the Customer Group to agree to the cancellation of such Existing Agreements and the provision of Existing Services under the terms and conditions

                                   12 of 14

                                                                               *
    of this Agreement and Customer agrees to provide WilTel with reasonable documentation evidencing such agreement.

    (B) If Customer acquires or merges or combines with a third party after the Effective Date of this Agreement, and such third party has existing agreement(s) with a member of the WilTel Group (collectively referred to as the "Third Party Agreements") for the provision of switched telecommunications services ("Third Party Existing Services"), then ninety
    (90) days following the date of such acquisition, merger or combination (or such earlier date contained in a written notice from Customer to WilTel) (the "Transfer Date"), (i) the Third Party Agreements will be canceled and no longer in force or effect except for commitments, if any, contained in such Third Party Agreements and charges and credits due for Services rendered prior to the Transfer Date, (ii) Third Party Existing Services will be provisioned under this Agreement, and (iii) the aggregate commitment(s) (e.g., revenue, volume, minute, etc.) remaining under such Third Party Agreements, if any, shall be added on a pro rata basis to the commitment(s), if any, existing under this Agreement. Simultaneous with the closing of such acquisition, combination or merger, Customer will cause such third party and all of its affiliates who are parties to such Third Party Agreements, to agree to the cancellation of such Third Party Agreements and the provision of Third Party Existing Services under the terms and conditions of this Agreement and Customer agrees to provide WilTel with reasonable documentation evidencing such agreement.

    Example:  Assume (i) Customer's Commitment as described in Subsection 4(A)
    above is [     ], (ii) there are [     ] months remaining in the
    Service Term of this Agreement, and (iii) Customer acquires a third party who has an existing switched telecommunications services agreement with a member of the WilTel Group which contains a minimum monthly revenue
    commitment of [     ] and has [     ] months remaining in the term of such
    agreement. Customer's "new" Commitment as described in Subsection 4(A) will
    be [     ] for the remaining [     ] months in the Service Term determined
    as follows:

    [
                                 ]

                                   13 of 14

                                                                               *

    6. CHARGES AND PAYMENT TERMS: The parties agree that Subsection 5(A) of the TSA will be deleted in its entirety and replaced by the following:

    "(A)  Payment   WilTel billings for Services hereunder are made on a monthly
          -------
          basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection 5 (D) below, Services shall be billed at the rates set forth in the PET and Service Requests, as the case may be. Discounts, if any, applicable to the rates for certain Services are set forth in the PET. Customer will pay all undisputed charges relative to each WilTel invoice for
          Services within [     ] days of the invoice date set forth on
          each WilTel invoice to Customer ("Due Date"). If payment is not received by WilTel on or before the Due Date, Customer shall also pay
          a late fee in the amount of the lesser of [     ] of the unpaid
          balance of the charges for Services rendered per month or the maximum lawful rate under applicable state law."



          IN WITNESS WHEREOF, the parties have executed these Program Enrollment Terms on the date first written above.

WORLDCOM NETWORK SERVICES, INC.          GTI TELCOM, INC.
d/b/a WilTel


By:  /s/ Greg Frikor                     By:  /s/ William R. Harger
-------------------------------          ----------------------------------
         (Signature)                                 (Signature)

            Greg Frikor                           William R. Harger
-------------------------------          ----------------------------------
         (Print Name)                                (Print Name)

 Regional Sales Manager                               President
-------------------------------          ----------------------------------
           (Title)                                     (Title)

            11/7/96                                     11/4/96
-------------------------------          ----------------------------------
            (Date)                                      (Date)


                                   14 of 14

                       Portions of this exhibit for which confidential treatment has been requested are marked by brackets [ ] and the pages on which they appear contain an asterick (*) in the upper right hand corner.

                                 TRANSCEND(TM)

                                SERVICE SCHEDULE
                                ----------------

     This Service Schedule is made as of the _____ day of __________, 1996, by and between WorldCom Network Services, Inc. d/b/a WilTel ("WilTel") and GTI Telecom, Inc. ("Customer") and is a part of their agreement for switched services, identified as TSA#___-_____ (the "Agreement"). Neither Customer nor WilTel shall be obligated with respect to the Service described below, nor any other condition of Service until Customer has submitted and WilTel has accepted a Service Request with respect to the particular Services.

1. TRANSCEND(TM) SERVICES: During the Service Term of the Agreement, WilTel will provide the following Services (all as more particularly described herein),
(i) to and from the locations below, (ii) for the charges and discount(s), if any, set forth in the Program Enrollment Terms dated concurrently herewith.

     (a) Transcend(TM) Termination Service ("TERMINATION Service") which is WilTel's termination of calls received from Customer's Service
Interconnection(s).

     (b) Transcend(TM) 800 Origination Service ("800 ORIGINATION Service") which is the origination of calls by WilTel and the termination of such calls to Customer's Service Interconnection(s).

     (c) Transcend(TM) Switched Access Service ("SWITCHED ACCESS Service") which is the origination and termination of calls solely over facilities comprising the WilTel network.

     (d) Transcend(TM) Dedicated Access Service ("DEDICATED ACCESS Service") which is the origination and termination of calls solely over facilities comprising the WilTel network.

     (e) Transcend(TM) Travel Card Service ("TRAVEL CARD Service") which is the origination and termination of calls solely over facilities comprising the WilTel network. Further, the inbound service portion of a TRAVEL CARD Service call (i.e., the 800 Service) must be provided by WilTel.

2.   START OF SERVICE:

     (a) Start of Service for TERMINATION Service will occur concurrently with the activation of each circuit comprising Service Interconnections relevant to WilTel TERMINATION Service.

     (b) Start of Service for 800 ORIGINATION Service will occur concurrently with the activation of each curcuit comprising Service Interconnections relevant to 800 ORIGINATION Service.

                                    1 of 10

     (c) Start of Service for SWITCHED ACCESS Service will occur on (i) an ANI by ANI basis concurrently with the activation of each ANI to be served, and
(ii) an 800 Number by 800 Number basis concurrently with the activation of each 800 Number.

     (d) Start of Service for DEDICATED ACCESS Service will occur concurrently with the activation of each circuit comprising Service Interconnections relevant to DEDICATED ACCESS Service.

     (e) Start of Service for TRAVEL CARD Service will occur on a Authorization Code by Authorization Code basis concurrently with the activation of each Authorization Code.

3.   SERVICE INTERCONNECTIONS - TERMINATION SERVICE AND 800 ORIGINATION SERVICE:

     (a) In order to utilize TERMINATION Service and 800 ORIGINATION Service, one or more full time dedicated connections between Customer's network and the WilTel network at one or more WilTel designated locations ("WilTel POP") must be established ("Service Interconnection(s)"). Each Service Interconnection shall be comprised of one or more DS-1 circuits.

     (b) The circuit(s) comprising each Service Interconnection to a WilTel POP shall be requested by Customer on the appropriate WilTel Service Request. Each Service Request for TERMINATION Service or 800 Origination Service will describe (among other things) the WilTel POP to which a Service Interconnection is to be established, the Requested Service Date therefor, the type and quantity of circuits comprising the Service Interconnection and any charges and other information relevant thereto, such as, Customer's terminating or originating switch location, as the case may be. Such additional information may be obtained from Customer or gathered by WilTel and recorded in Technical Information Sheets provided by WilTel.

     (c) Once ordered, and unless otherwise provided for in this Agreement, Service Interconnections or the circuits comprising each Service Interconnection may only be canceled by Customer upon not less than thirty (30) days prior written notice to WilTel.

     (d) Absent the automatic number identification ("ANI") of the calling party, Customer shall provide WilTel with a written certification (the "Certification") of the percentage of interstate (including international) and intrastate minutes of use relevant to the minutes of traffic to be terminated in the same state in which the WilTel POP is located to which the Service Interconnection is made. This Certification shall be provided by Customer prior to Start of Service for any Service Interconnection and may be modified from time to time by Customer and subject to recertification upon the request of WilTel which requests shall not be made unilaterally by WilTel more than once each calendar quarter.

                                    2 of 10

                                                                               *

Any such modification(s) or Certification(s) shall be effective as of the first day of any calendar month and following at least forty-five (45) days notice from Customer. In the event Customer fails to make such Certification, the relevant minutes of use will be deemed to be subject to the Intrastate Rates provided for in the Pricing Exhibit. In the event WilTel or any other third party requires an audit of WilTel's interstate/intrastate minutes of traffic, Customer agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary information reasonably available to WilTel or any third party solely for the purpose of verifying Customer's interstate/intrastate minutes of traffic. Customer agrees to indemnify WilTel for any liability WilTel incurs in the event Customer's Certification is different than that determined by the audit.

     (e) Customer shall be solely responsible for establishing and maintaining each Service Interconnection over facilities subject to WilTel's approval. Service Interconnections shall only be comprised of DS-1 facilities unless otherwise provided for in the Service Request and agreed to in writing by WilTel. If a Service Interconnection is proposed to be made via a local exchange carrier, WilTel will have the authority to direct Customer to utilize WilTel's entrance facilities or local serving arrangement ("LSA") with the relevant local telephone operating company, and Customer will be subject to a non-discriminatory charge therefor from WilTel. The monthly recurring charge relevant to Customer's use of LSA capacity shall be subject to upward adjustment by WilTel from time to time. Such adjustment, if any, shall not exceed the rate that otherwise would be charged for the equivalent switched access capacity between the same points by the relevant local telephone operating company pursuant to its published charges for the type of service in question.

     (f) If other private line interexchange facilities are necessary to establish a Service Interconnection, and such facilities are requested from WilTel, such facilities will be provided on an individual case basis.

     (g) Commencing with the first full calendar month following Start of Service for each circuit comprising a Service Interconnection and thereafter, Customer will maintain an average loading of traffic per DS-1 (or DS-1
equivalent circuit) of not less than [     ] minutes of use per calendar
month/billing period ("Minimum Monthly Usage"). In the event Customer fails to obtain the required Minimum Monthly Usage level for the circuits comprising each
Service Interconnection, WilTel will charge and Customer will pay [     ]
multiplied by the difference between the Minimum Monthly Usage and the actual minutes of use for the circuit(s) comprising the Service Interconnection in question ("Minimum Usage Charge"). WilTel TERMINATION Service and 800 ORIGINATION Service minutes carried over the same Service Interconnection, if any, shall be included in determining if Customer has met the Minimum Monthly Usage requirement.


             Example: Customer's actual monthly usage for 2 DS-1s comprising
             Customer's Service Interconnection at WilTel POP A is [     ]
             minutes and Customer's actual monthly usage for 2

                                    3 of 10

                                                                               *

             DS-1s comprising Customer's Service Interconnection at WilTel POP B
             is [     ] minutes. Customer would be subject to a Minimum Usage
             charge of [     ] since Customer's Minimum Monthly Usage at WilTel
             POP A was below [     ] and no Minimum Monthly Usage Charge for the
             Service Interconnection at WilTel POP B, because Customer exceeded
             the required minimum of [     ] in actual minutes of use for the 2
             DS-1s comprising the Service Interconnection at WilTel POP B.


     (h) Customer may cancel circuits comprising the Service Interconnection(s) at any time without liability to WilTel for cancellation charges. In the event Customer does not have a Minimum Commitment and Customer cancels all circuits comprising all Service Interconnections at any time during the Service Term, the Cancellation Charge described in Subsection 2(A) of the Agreement shall not apply. Provided, however, Customer shall nevertheless be liable to pay WilTel a cancellation charge (regardless of the number of DS-1 or DS-1 equivalent circuits comprising the Service Interconnection(s) in question)
of [     ] multiplied by the number of months (or pro rata portion thereof)
remaining in the Service Term ("Carrier Service Cancellation Charge").

     (i) Because the damages to WilTel from Customer's cancellation or termination of all circuits comprising all Service Interconnections prior to completion of the Service Term is difficult if not impossible to determine, the Carrier Service Cancellation Charge due to WilTel in accordance with this Subsection is intended by the parties to establish liquidated damages payable to Customer to WilTel and not as a penalty of any kind.

4.           SERVICE INTERCONNECTIONS - DEDICATED ACCESS:

             (a) In order to utilize DEDICATED ACCESS Service, one or more full time dedicated connections between an End User's private branch exchange ("PBX") or other customer premise equipment and the WilTel network at one or more WilTel designated locations ("WilTel POP") must be established ("Dedicated Service Interconnection(s)"). Each Dedicated Service Interconnection shall be comprised of one or more DS-1 circuits or DS-3 circuits.

             (b) The circuits(s) comprising each Dedicated Service Interconnection to a WilTel POP shall be requested by Customer on the appropriate WilTel Service Request. Each Service Request for DEDICATED ACCESS Service will describe (among other things) the WilTel POP to which a Dedicated Service Interconnection is to be established, the Requested Service Date therefor, the type and quantity of circuits comprising the Dedicated Service Interconnection and any charges and other information relevant thereto, such as, the location of the end user's originating or

                                    4 of 10

                                                                               *
terminating location, as the case may be. Such additional information may be obtained from Customer or gathered by WilTel and recorded in Technical Information Sheets provided by WilTel.

             (c) Once ordered, and unless otherwise provided for in this Agreement, Dedicated Service Interconnections or the circuits comprising each Dedicated Service Interconnection may only be canceled by Customer upon not less than thirty (30) days prior written notice to WilTel.

             (d) WilTel will provision and maintain local access facilities between the End User Location and the WilTel POP, subject to any LEC charges plus other applicable terms and charges set forth in WilTel's F.C.C. Tariff
No. 5. If other private line interexchange facilities are necessary to establish a Dedicated Service Interconnection, such facilities will be provided on an individual case basis .

             (e) Customer may elect to be responsible for establishing each Dedicated Service Interconnection over facilities subject to WilTel's approval. Dedicated Service Interconnections shall only be comprised of DS-1 facilities unless otherwise provided for in the Service Request. If a Dedicated Service Interconnection is proposed to be made via a local exchange carrier, WilTel will have the authority to direct Customer to utilize WilTel's entrance facilities or local serving arrangement ("LSA") with the relevant local telephone operating company, and Customer will be subject to a non-discriminatory charge therefor from WilTel. The recurring charge relevant to Customer's use of LSA capacity shall be stated in the corresponding Service Request subject, however, to upward adjustment by WilTel. Such adjustment if any, shall not exceed the rate that otherwise would be charged for the equivalent capacity between the same points by the relevant local telephone operating company pursuant to its published charges for the type of service in question.

             (f) DEDICATED ACCESS SERVICE MINUTES OF USE ARE NOT SUBJECT TO AGGREGATION FOR THE PURPOSE OF DETERMINING IF CUSTOMER HAS MET ITS MINIMUM MONTHLY USAGE FOR TERMINATION OR 800 ORIGINATION SERVICE.

5.           BILLING INCREMENTS: U.S. Domestic (including Alaska, Hawaii, United
States Virgin Islands and Puerto Rico) Service calls will be billed in [     ]
increments and subject to a [     ] minimum charge (i) utilizing Hardware Answer
Supervision where available, and (ii) with respect to 800 Services, commencing with Customer's switch wink or answer back. If Customer is found to be non-compliant in passing back appropriate answer supervision, i.e., answer back, WilTel reserves the right to suspend 800 Service or deny requests by Customer for additional Service until appropriate compliance is established. All
international calls will be billed in [     ] increments and subject to a
[     ] minimum charge.

6. FORECASTS: Before Customer's initial order for Service, Customer shall provide WilTel with a forecast regarding the number of minutes expected to be terminated or originated in various LATAs and/or Tandems, so

                                    5 of 10

                                                                               *

as to enable WilTel to configure optimum network arrangements. In the event Customer's Service traffic volumes result in a lower than industry standard completion rate or otherwise adversely affect the WilTel Network, WilTel reserves the right to block the source of such adverse traffic at any time. Customer will provide WilTel with additional forecasts from time to time upon WilTel's request which shall not be more frequent than once every three (3) months.

7.           SERVICE INTERCONNECTION INSTALLATION:

             (a) DS-1 circuits comprising all Service Interconnections (including Dedicated Service Interconnections) will be subject to a nonrecurring
[     ] per DS-1 switch port installation charge.

             (b) DS-3 circuits comprising all Service Interconnections (including Dedicated Service Interconnections) will be subject to a nonrecurring per DS-3 switch port installation charge as determined on an individual case basis.

8. CDR TAPES: WilTel will provide Call Detail Records for WilTel's Services in machine readable form ("CDR Tapes") subject to the provisions set forth below.

             (a) WilTel will provide Customer one (1) CDR Tape once each month in a Fixed Rate Detail Record (FRDR) format which WilTel currently is then making available to its Customers. Monthly CDR Tapes under this Subsection are
provided at [     ]. Weekly CDR Tapes under this Subsection are subject to a
recurring monthly charge of [     ].

             (b) Customer may request and WilTel may provide Customer with daily Call Detail Records electronically ("Daily CDR"). Daily CDR under this
Subsection is subject to a nonrecurring charge of [     ]. All leased-line and
equipment costs necessary to implement Daily CDR will be determined on an individual case basis depending on Customer's specific configuration.

9.           800 NUMBERS:

             (a) 800 numbers will be issued to Customer (i.e., issuance equates to activation or reservation, whichever occurs first) on a random basis. Customer requests for specific numbers will be considered by WilTel, and if provided, will be subject to additional charges as set forth below and WilTel's then current reservation policy which shall also apply to any randomly selected and reserved 800 number. At any time preceding three (3) months from the scheduled expiration of the Service Term, Customer may only reserve 800 numbers
in an amount equal to the greater of (i) [     ], or (ii) [     ] of the total
number of 800 numbers activated by WilTel for Customer (unless another allocation method is required by the FCC or other regulatory authority). Customer requests for 800 numbers inconsistent

                                    6 of 10

                                                                               *

with the above stated conditions may be considered by WilTel on an individual case basis. 800 numbers reserved for Customer will be activated upon Customer's request, however, each 800 number will be subject to reversion to WilTel without notice to Customer after sixty (60) days from issuance to Customer in the event WilTel records no level of measured charges associated with such a number as of the expiration or after said sixty (60) day period.

             (b)     Customer Request for Specific Numbers - [     ] per
individual number.

             (c) Customer specifically agrees that regardless of the method in which an 800 number is reserved for or otherwise assigned to Customer, that Customer will not seek any remedy from WilTel under a theory of detrimental reliance or otherwise that such 800 number(s) are found not to be available for Customer's use until such 800 number is put in service for the benefit of Customer, and that such 800 number(s) shall not be sold, bartered, brokered or otherwise released by Customer for a fee ("800 Number Trafficking"). Any attempt by Customer to engage in 800 Number Trafficking shall be grounds for reclamation by WilTel for reassignment of the 800 number(s) reserved for or assigned to Customer.

10. ENHANCED 800 SERVICES: The following 800 identification services and routing options (collectively, "Enhanced 800 Services") are available from
WilTel:

       IDENTIFICATION SERVICES:
       ------------------------

       i. Dialed Number Identification Service - identification of specific 800 number dialed .

       ii.   Real-Time ANI - receipt of telephone number of calling party.


       800 ROUTING OPTIONS:
       --------------------

       i. Message Referral - recording (up to six (6) months) that informs callers that the 800 number has been disconnected or refers callers to new number.

       ii. Call Area Selection - selection or blockage of locations where 800 numbers can be received from (i.e., State, NPA, LATA or NXX level).

       iii. Call Distributor Routing - distribution of 800 traffic evenly over dedicated access lines in a trunk group (e.g., ascending, descending, most idle, least idle).

       iv. Route Completion (Overflow) - overflow of 800 dedicated access traffic only to up to five (5) pre-defined alternate

                                    7 of 10

                                                                               *

               routing groups (e.g., dedicated access, WATs access lines or switched access lines).

        v. Geographic Routing - termination of calls to a single 800 number from two or more originating routing groups to different locations.

        vi. Time-of-Day Routing - routing of calls to single 800 number based on time of day (up to forty-eight (48) time slots of 15-minute increments in a 24-hour period).

        vii. Day-of-Week Routing - routing of calls to single 800 number based on each day of the week.

        viii. Day-of-Year Routing - routing of calls to single 800 number based on up to fifteen (15) customer-specified holidays.

        ix. Percent Allocation Routing - routing of calls for each originating routing group to two (2) or more terminating locations based on customer-specified percentage.


Customer will receive the Identification Services described above at no charge. The minutes of use rates for 800 Routing Options described above (in addition to the "800 Routing Option Feature Charges" described below) will be the same rates for SWITCHED ACCESS Service (800) and DEDICATED ACCESS Service (800), whichever is applicable, as described in the PET excluding Route Completion (Overflow).
If Customer selects Route Completion (Overflow) and Customer's traffic overflows from DEDICATED ACCESS Service (800) to SWITCHED ACCESS Service (800), Customer's minute of use rate will be the rate associated with SWITCHED ACCESS Service
(800).  The 800 Routing Option Feature Charges are as follows:

               Installation Charge:     [     ] per feature; maximum of [     ]
               -------------------              ---
                                        per 800 number.

               Change Order Charge:     [     ] per feature; maximum of [     ]
               --------------------             ---
                                        per 800 number.


               Monthly Recurring Charge:       [     ] per feature; maximum of
               -------------------------               ---
                                               [     ] per 800 number.

               Expedite Charge:         [     ] (i.e., outside normal interval
               ----------------         time of four (4) business days).


               Note: More than then (10) points of termination for a single feature will be treated as two (2) features. Further, every additional ten (10) points of termination will be treated as a separate feature.

                                    8 of 10

11. RESPORG SERVICES: Responsible Organization Services (relevant to 800 numbers) if provided by WilTel are provided pursuant to WilTel's F.C.C. Tariff No. 5.

12.     LIMITATION OF ORIGINATION OR TERMINATION LOCATIONS:

             (a) TERMINATION Service: (i) origination is available from any WilTel POP; and (ii) termination is to any direct dialable location worldwide.

             (b) 800 ORIGINATION Service: (i) origination is available from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; and (ii) termination is to any Customer designated Service Interconnection.

             (c) SWITCHED Service (1+): (i) origination is available from all equal access exchanges in the 48 contiguous United States except in LATA 921 (Fishers Island, NY) and Hawaii; and (ii) termination is to any direct dialable location worldwide.

             (d) SWITCHED Service (800): (i) origination is available from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada and (ii) termination is available to locations in the 48 contiguous United States.

             (e) DEDICATED ACCESS Service (1+): (i) origination is available from locations in the 48 contiguous United States; and (ii) termination is available to any direct dialable location worldwide.

             (f) DEDICATED ACCESS Service (800): origination is available from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; and (ii) termination is available to any Customer designated Dedicated Service Interconnection.

             (g) TRAVEL CARD Service: (i) origination is available from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; (ii) termination is available to locations in the 48 contiguous United States for calls from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; (iii) termination is available to locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada for calls from locations in the 48 contiguous United States; and (iv) International Origination is available from select locations for termination within the 48 contiguous states.

13. AUTHORIZATION CODES-TRAVEL CARD SERVICE: WilTel will supply Customer with authorization codes ("Codes") containing nine (9) digits for use with a corresponding 800 Service number for origination and termination of TRAVEL CARD Service calls. The Codes may be obtained by Customer in

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                                                                               *

blocks of ten (10) not to exceed a total of 1000 Codes at any one time. WilTel reserves the right to deny access to any Code at any time.

14. ACCOUNTING CODES: For every billed telephone number (BTN) requested by Customer, whether verified or non-verified, Customer shall pay a monthly
recurring charge of [     ].

                  IN WITNESS OF WHEREOF, the parties have executed this Service Schedule on the date first written above.

WORLDCOM NETWORK SERVICES, INC.           GTI TELECOM, INC.
d/b/a WilTel

By:    /s/ Greg Frikor                    By:       /s/ William R. Harger
     -------------------------                 -----------------------------
       (Signature)                                  (Signature)

       Greg Frikor                             William R. Harger
-------------------------------           ----------------------------------
       (Print Name)                            (Print Name)

       Regional Sales Manager                  President
-------------------------------           ----------------------------------
       (Title)                                 (Title)




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